Exhibit 107

Calculation of Filing Fee Table

Form S-1/A
(Form Type)

Momentus Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Class A common stock, $0.00001 par value per share (2)	457(c)	116,563	$6.85 (3)	$798,456.55	0.00015310	$122.24
Fees Previously Paid	Equity	Class A common stock, $0.00001 par value per share (4)	457(c)	1,101,030	$5.98 (5)	$6,589,661.99 (6)	0.00015310	$1,008.88
		Total Offering Amounts				$7,388,118.54		$1,131.12
		Total Fees Previously Paid						$1,008.88
		Total Fee Offsets						$122.24 (7)
		Net Fee Due						--

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Momentus Inc.	Form S-1	333-283539	December 2, 2024	--	$122.24	Equity	-- Class A common stock, $0.00001 par value per share	N/A	$41,218,158.07	--

Fee-Offset Sources	Momentus, Inc.	Form S-1	333-283539	--	December 2, 2024	--	--	--	--	--	$122.24

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, par value $0.00001 per share (“Common Stock”), that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Common Stock.

(2)
Consists of an aggregate of 116,563 shares of Common Stock, which includes (i) 29,672 shares of Common Stock issuable upon the conversion of a secured convertible promissory note, (ii) 58,298 shares of Common Stock issuable upon the conversion of a secured convertible promissory note, (iii) 1 share of Common Stock issuable upon the exercise of certain warrants, and (iv) 28,572 shares of Common Stock issuable upon the exercise of certain warrants.

(3)
Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $6.85 per share, which is the average of the high and low prices of Common Stock on December 16, 2024, as reported on the Nasdaq Capital Market.

(4)
Consists of an aggregate of 1,101,030 shares of Common Stock, which includes (i) 232,884 shares of Common Stock issuable upon the conversion of a secured convertible promissory note, (ii) 404,924 shares of Common Stock issuable upon the conversion of a secured convertible promissory note, and (iii) 463,222 shares of Common Stock issuable upon the exercise of certain warrants. On Friday, December 13, 2024, the Company effected a 1-for-14 reverse stock split.. These shares of Common Stock are presented on a post-split basis.

(5)
Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $5.98 per share, which is the average of the high and low prices of Common Stock on a post-split basis on December 10, 2024, as reported on the Nasdaq Capital Market.

(6)
This Aggregate Offering Price was included on the Form S-1 filed on December 11, 2024 and was calculated on a pre-reverse stock split basis based on a total of 15,4141,414 shares of Common Stock at a maximum offering price per share of $0.4275.

(7)
The Registrant previously filed a Registration Statement on Form S-1 with the Securities and Exchange Commission on December 2, 2024 (File No. 333-283539), as amended, which was declared effective on December 17, 2024 (the “Prior Registration Statement”), that registered an aggregate of $46,218,158.07 of securities to be offered by the Registrant, for which the Registrant paid a filing fee of $7,076.00. On December 18, 2024, the Registrant completed a primary offering of $5,000,000 of its securities registered under the Prior Registration Statement and $41,218,158.07 of the securities remain unsold, leaving $5,530.58 in previously paid fees available for future offset. In accordance with Rule 457(p) under the Securities Act, the Registrant is using $122.24 of the unused filing fees to offset the filing fee payable in connection with this filing. Accordingly no registration fee of is due to be paid at this time. Concurrently with the effectiveness of this registration statement, any offering of unsold securities pursuant to the Prior Registration Statement is hereby terminated.